Securities and Exchange Commission
                              Washington, DC 20549

                                   Form 8-K/A
                                (Amendment No. 3)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2006

                                  ASTRALIS LTD.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                 000-30997               84-1508866
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       (State or Other             (Commission            (IRS Employer
Jurisdiction of Incorporation)     File Number)         Identification No.)

75 Passaic Avenue, Fairfield, New Jersey                                   07004
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code (973) 227-7168


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant.

On August 9, 2006 the Audit Committee of the Board of Directors of Astralis Ltd. ("Astralis") dismissed LJ Soldinger Associates, LLC ("Soldinger"), the independent registered public accounting firm for Astralis and retained Malone & Bailey, P.C ("Malone & Bailey"), as the independent registered public accounting firm for Astralis. Soldinger was notified of this decision on August 9, 2006.

Astralis provided Soldinger with a copy of its Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that Soldinger furnish Astralis with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in the Current Report on Form 8-K filed on August 18, 2006 and amended on August 25, 2006, and if not, stating the aspects with which it does not agree. On August 29, 2006, Astralis received a copy of a letter from Soldinger addressed to the Securities and Exchange Commission indicating that it did not agree with the statement that there were "no disagreements" between Soldinger and Astralis, which had been set forth in the Current Report filed by Astralis.

Astralis amends its Current Report on Form 8-K, filed with the Commission on August 18, 2006, as amended on August 25, 2006 and September 9, 2006 to disclose certain disagreements between Astralis and Soldinger. In each instance, the audit committee, members of management and Soldinger discussed each disagreement and resolved such disagreements to Soldinger's satisfaction prior to filing its Annual Reports on 10-KSB or Quarterly Reports on 10-QSB. Astralis is not aware of, and Soldinger has not suggested that there is, or ever was any disagreement with respect to the information included in any such reports that were filed with the Securities and Exchange Commission.

The disagreements between Astralis and Soldinger were as follows:

      1. In connection with the audit of the Astralis 2004 financial statements Soldinger and members of management informed the audit committee that under SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144") Astralis was required to recognize an impairment of its technology access option fee, a finite lived intangible asset. The initial position of Astralis' audit committee was that no impairment was necessary. Management reviewed, tested and proved the audit committee's position. Subsequently, the circumstances of the drug development program changed. In light of these changed circumstances, management and the audit committee agreed that recognition of an impairment was necessary and recorded an impairment in the amount of $2,797,612 as of December 31, 2004.

      2. In connection with the audit of the Astralis 2005 financial statements, Soldinger notified Astralis' management that it needed to account for its obligation for penalties that may result from registration rights agreements that Astralis had previously entered into with Blue Cedar Limited ("Blue Cedar"). Management agreed with

            Soldinger but explained to Soldinger that the penalty had not been recognized previously because there was a verbal agreement between Astralis and Blue Cedar's representative to waive the penalty. Subsequently, when the formal waiver from Blue Cedar was not received, Astralis' management accounted for these registration rights penalties and determined a liability value which Astralis recorded in the 2005 financial statements. Despite management believing that it was in agreement with Soldinger and that the Company was simply waiting for a written confirmation of a verbal agreement, Soldinger has written in its letter that it disagreed with Astralis' initial value of the registration rights penalty it planned to record as of March 31, 2006 and certain of the underlying assumptions used in the calculation.

      3. In connection with the audit of the Astralis 2005 financial statements and Soldinger's SAS 100 review of the Astralis financial statements for first calendar quarter of 2006, Soldinger identified certain errors in the financial statements that were not initially identified by Astralis' internal control over financial reporting. Soldinger communicated these items to the audit committee and management. Astralis' management maintained that it had effective disclosure controls and procedures but conceded that internal controls needed to be improved. Due to, among other things, further discussions among Astralis' management, audit committee and Soldinger, the filing deadline was missed. Because the SEC filing was submitted after the filing deadline, management disclosed in its Form 10-KSB Annual Report and its Form 10-QSB Quarterly Report for the first quarter of 2006 that Astralis' disclosure controls were ineffective and that internal controls needed improvement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ASTRALIS LTD.


Date: September 28, 2006                    By: /s/ Michael Garone
                                                --------------------------------
                                                Michael Garone
                                                Chief Financial Officer and
                                                Interim President